EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2010, except for Notes 20, 21, 22 and 23, for which the date is May 20, 2010, relating to our audit of the financial statements of UNR Holdings, Inc. as of December 31, 2009 and for the year then ended appearing in the prospectus, which is a part of such Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ ZAO BDO
ZAO BDO
Moscow, Russian Federation June 24, 2010